SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

(X)	Preliminary Information Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
( )	Definitive Information Statement

GA COMPUTER SCIENCES INC.
(Name of Registrant as Specified in its Charter)

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( )	Fee paid previously with preliminary materials.

( )	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GA COMPUTER SCIENCES INC.
1323 Lincoln Street, #204
Bellingham, WA 98229
Tel: (360) 483-8248
Fax: (360) 925-3022

NOTICE OF ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

[_________], 2006

To the Stockholders of GA Computer Sciences Inc.:

NOTICE IS HEREBY GIVEN that the majority stockholder of GA Computer Sciences Inc. (the “Company”) has, by written consent, approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from “GA Computer Sciences Inc.” to “Vitavea Inc.” (the “Name Change”).

The Name Change is expected to be effected on or about November 21, 2006.

The attached Information Statement is being circulated to provide you with notice of the Name Change. No further vote or action by the Company’s stockholders is required. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Name Change cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders.

This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the Name Change.

By Order of the Board of Directors,

/s/ Peter J. Hoyle
Peter J. Hoyle
President and
Chief Executive Officer

GA COMPUTER SCIENCES INC.
1323 Lincoln Street, #204
Bellingham, WA 98229
Tel: (360) 483-8248
Fax: (360) 925-3022

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.001, of GA Computer Sciences Inc., a Nevada corporation (the “Company”). The purpose of this Information Statement is to provide notice that the Company’s majority stockholder, Peter J. Hoyle, has, by written consent, approved of an amendment to the Articles of Incorporation to change the Company’s name from “GA Computer Sciences Inc.” to “Vitavea Inc.” (the “Name Change”).

This Information Statement will be mailed on or about November 1, 2006 to those persons who were stockholders of the Company as of the close of business on October 6, 2006 (the “Record Date”). The Name Change is expected to become effective on or about November 21, 2006. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

As the Company’s majority stockholder, Mr. Hoyle, has already approved of the Name Change by written consent, the Company is not seeking approval for the Name Change from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Name Change. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Name Change as required by the Securities Exchange Act of 1934 (the “Exchange Act.”)

ACTION TAKEN BY WRITTEN CONSENT

The Company’s Board of Directors approved the Name Change effective October 3, 2006 and fixed October 6, 2006 as the Record Date for determining the stockholders entitled to give written consent to the Name Change. As of October 6, 2006, Mr. Hoyle held an aggregate of 39,650,000 shares of the Company’s outstanding common stock, being equal to 53.0% of the number of shares then outstanding.

Pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”), the approval of a majority of the Company’s voting power is required in order to effect the Name Change. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of the Company’s stockholders to approve the Name Change by providing that, unless Company’s Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company’s voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change as early as possible, the Company’s Board of Directors resolved to proceed with the Name Change by written consent of the Company’s majority stockholder.

EXPECTED DATE FOR EFFECTING THE NAME CHANGE

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Name Change cannot be effected until 20 days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about November 1, 2006 (the “Mailing Date”) to the stockholders of the Company as of the Record Date. The Company expects to effect the Name Change by filing a Certificate of Amendment with the Nevada Secretary of State approximately 20 days after the Mailing Date. The effective date of the Name Change is expected to be November 1, 2006 (the “Effective Date”).

Pursuant to Subsection 78.390(5) of the NRS and the consent resolutions adopted by Mr. Hoyle, notwithstanding the fact that the Name Change has been approved by the Company’s majority stockholder, the Company’s Board of Directors may, by resolution, abandon the Name Change at any time proper to the effective date of the Name Change without any further action by the Company’s stockholders.

OUTSTANDING VOTING STOCK OF THE COMPANY

The Board of Directors of the Company fixed the close of business on October 6, 2006 as the Record Date for determining the stockholders entitled to approve the Name Change and to receive copies of this Information Statement. As of the Record Date, there were 74,775,308 shares of common stock outstanding. The Company’s common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s common stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of the Company’s voting securities, (ii) each of the Company’s directors and each of its named executive officers as defined by Item 402(a)(2) of Regulation SB under the Securities Act of 1933 and the Securities Exchange Act of 1934, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown, subject to applicable community property laws.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Peter J. Hoyle Director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary 1240 Glen Abbey Drive Burnaby, British Columbia Canada V5A 3Y4	39,650,000	53.0%
Common Stock	John Boschert Director 1323 Lincoln Street, #204 Bellingham, WA 98229	Nil	Nil

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
Common Stock	Lina Zhou Former Director 8331 Cantley Road Richmond, British Columbia Canada V7C 3R8	1,000,000	1.3%
Common Stock	All Officers and Directors as a Group (3 persons)	40,650,000	54.3%
5% SHAREHOLDERS
Common Stock	Peter J. Hoyle Director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary 1240 Glen Abbey Drive Burnaby, British Columbia Canada V5A 3Y4	39,650,000	53.0%
Common Stock	WKB Beteilgungsgesellschaft mbH Koesterstrasse 1a, 47053 Duisburg, Germany	71,908,500(2)	65.9%(2)

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the Record Date. As of the Record Date, there were 74,775,308 shares of the Company’s common stock issued and outstanding.

(2)

The shares listed as beneficially owned by WKB Beteilgungsgesellschaft mbH (“WKB”) are shares acquirable pursuant to the terms of the share purchase agreement dated for reference as of July 31, 2006 (the “Share Purchase Agreement”) among the Company, WKB, Vitavea, Crystalwood Holdings Ltd., Mr. Hoyle and Lina Zhou. A description of the Share Purchase Agreement and the transactions contemplated thereunder is provided below. The percentage ownership of WKB has been calculated assuming that WKB acquires all of the Company’s shares acquirable by it under the Share Purchase Agreement.

CHANGE IN CONTROL

On August 4, 2006, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) to acquire Vitavea AG (“Vitavea”), a German company engaged in the business of manufacturing, marketing and distributing nutritional supplements. In exchange for all of the shares of Vitavea, the Company will pay EUR 300,000 and issue an aggregate of 31,258,500 shares of its common stock to WKB Beteilgungsgesellschaft mbH (“WKB”) and an aggregate of 3,091,500 shares of its common stock to Crystalwood Holdings Ltd. (“Cyrystalwood”). The shares to be issued by the Company under the share purchase agreement will be issued pursuant to Regulation S of the Securities Act of 1933 based upon representations made by WKB and Crystalwood that they are not “U.S. persons” as defined in Regulation S.

In addition, WKB will purchase 39,650,000 shares of the Company’s common stock from Mr. Hoyle, and 1,000,000 shares from Lina Zhou, for an aggregate purchase price of $10,000.

Upon completing the acquisition of Vitavea, it is expected that Mr. Hoyle will resign from the Company’s Board of Directors and as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. Roger Liere, Vitavea’s Managing Director, is expected to be appointed to the Company’s Board of Directors and as the Company’s Chief Executive Officer and President in place of Mr. Hoyle. John Boschert, one of the Company’s current directors, is expected to be appointed as Chief Financial Officer, Secretary and Treasurer.

Closing of the transactions contemplated in the share purchase agreement is subject to a number of conditions, including the completion of the Company’s due diligence investigations. The Company expects to close the acquisition of Vitavea by October 31, 2006. The Name Change has been approved by the Company’s Board of Directors in anticipation of the closing of the acquisition of Vitavea. If, for any reason, the acquisition of Vitavea is not completed, the Company’s Board of Directors intends to abandon the Name Change as authorized by Subsection 78.390(5) of the NRS and the stockholder’s consent resolutions executed by Mr. Hoyle approving the Name Change.

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY

On October 3, 2006, the the Company’s Board of Directors, approved the Name Change and recommended that the Company’s stockholders also approve the Name Change. Effective as of the Record Date, Mr. Hoyle, the holder of 39,650,000 shares, or 53.0% of the outstanding shares, of the Company’s common stock, executed a written consent authorizing and approving the Name Change. A Certificate of Amendment to the Company’s Articles of Incorporation is expected to be filed with the Nevada Secretary of State with respect to the Name Change 20 days after the date this Information Statement is sent to the Company’s stockholders. The Effective Date of the Name Change is expected to be November 21, 2006. However, pursuant to the written consent resolutions executed by Mr. Hoyle and Section 78.390 of the NRS, the Company’s Board of Directors reserves the right to abandon the Name Change at any time prior to the Effective Date if they deem it appropriate to do so.

If the Company is successful in completing the acquisition of Vitavea, the Company may discontinue its software business in order to focus our resources on developing the business of Vitavea. Vitavea is in the business of manufacturing, marketing and distributing nutritional supplements. The Company’s Board of Directors approved the Name Change in anticipation of the closing of the acquisition of Vitavea.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Name Change.

NO DISSENTER’S RIGHTS

Under the NRS, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the Name Change, and the Company will not independently provide its stockholders with any such right.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding the business, financial condition, and other matters of the Company pursuant to and in accordance with the Exchange Act. You may read and copy the reports, proxy statements, and other information filed by the Company at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information about the public reference facilities. The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission. All inquiries regarding the Company should be addressed to the principal executive offices of the Company at 1323 Lincoln Street, #204, Bellingham, WA 98229.

.

BY ORDER OF THE BOARD OF
DIRECTORS

Date:
/s/ Peter J. Hoyle

Peter J. Hoyle
CEO, President, CFO, Treasurer and
Secretary